PUBLIC RELATIONS AND MARKETING CONSULTANT AGREEMENT

This Consulting Services Agreement (the “Agreement”), dated August _____, 2008, is made by and between Lenny Dykstra (the “Consultant”) and River Hawk Aviation, a Nevada corporation (the “Company”).  The Consultant and the Company shall hereafter be referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Consultant has extensive background in financial services and strategic aviation consulting;

WHEREAS, Consultant desires to be engaged by Company to provide public and investor relations management and strategic marketing services to the company subject to the conditions set forth herein; and

WHEREAS, Company desires to engage Consultant to provide the services in his area of knowledge and expertise on the terms and subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration for those services Consultant agrees to provide to the Company, the Parties agree as follows:

1.           Services of Consultant.

Consultant agrees to perform for Company the Services defined below during the term of this Agreement, upon such terms and to the extent the parties agree from time to time.  The nature of the Services to be provided shall include, but are not limited to (the “Services”):

(1)	Identify catalysts and value propositions as they relate to the Company’s financial growth strategy;

(2)	Facilitate the communication of the Company’s growth strategy to the financial community in general and to the high net-worth investor niche in particular;

(3)	Undertake targeted investor relations with specific high-end investors and potential investors;

(4)	Consultant will provide the above stated advisory and consulting services to the Company in conjunction with the development of the Company’s marketing plan, business plan and goals.

(5)	Consultant will assist in the development of the Company’s marketing plan, business plan and goals;

(6)	Consultant will advise on and implement strategy for maximizing the Company’s exposure to, and penetration of, its target market, clients, and vendors.

(7)
Within ninety (90) days of the date of this Agreement, the Consultant shall submit revised and updated list of Services that shall detail his plans in reflection of his evaluation of the Company’s public relations and investor relations needs in relation to the contemplated Services, which shall be acceptable to the Company, but not unreasonably rejected.

2.           Consideration.

In consideration for the Services rendered to the Company hereunder during the Term (defined below) by Consultant and Consultant’s covenants hereunder, the Company shall pay to Consultant compensation including:

Two Million (2,000,000) shares of Series A Preferred Convertible Stock of the Company (“Series A Preferred”).  The Series A Preferred shall provide the holder with the following benefits and are subject to the following conditions:

(1)	The Series A Preferred provides the holder with 10 votes per share on any matter properly put forth to the shareholders of the Company;

(2)	Holders of Series A Preferred have liquidation preferences as compared with common stock;

(3)	Series A Preferred is convertible at the holder’s election into common stock of the Company, at a ratio of 1:1;

(4)
Shares issued pursuant to the exercise of this Agreement shall be issued for the benefit of Lenny Dykstra, the individual performing the Services for the Company.  All shares and certificates representing such shares shall be subject to applicable SEC, federal, state (Blue sky) and local laws and additional restrictions set forth herein; and

(5)
Consultant shall be entitled to “piggy-back” registration rights for (i) the Series A Preferred on all registrations of the Company, except for registrations filed on Form S-4 or Form S-8, or on any demand registrations of any other investor subject to the right, however, of the Company and its underwriters to reduce the number of shares proposed to be registered pro rata in view of market conditions.  The Company shall bear registration expenses (exclusive of underwriting discounts and commissions) of all such demands, piggy-backs, and S-3 or S-1 registrations; and

(6)	The following legend (or a legend substantially in the following form) shall be placed on certificates representing the Series A Preferred issued pursuant to this Agreement:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(7)
The Consultant hereby acknowledges that the Company needs to amend its Series A Preferred Certificate of Designation in order to issue the full consideration of Series A Preferred shares, and the Company agrees to undertake the necessary steps to effect the required amendment within sixty (60) days of the date of this Agreement.

3.           Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data (“Confidential Information”). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.  Confidential Information need not be marked as confidential at the time of disclosure to receive “Confidential Information” protection as required herein, rather all information disclosed that, given the nature of the information or the circumstances surrounding its disclosure reasonably should be considered as confidential, shall receive “Confidential Information” protection.

4.           Non-Competition, Non-Solicitation.

(a)           Non-Competition.
Consultant agrees that he shall not, during the Term and for one year subsequent thereto directly or indirectly, engage or be interested in any business(es) that is competitive with the business being conducted by the Company through the consulting Term, without the express written approval of the Company.

(b)            Non-Solicitation.

Consultant agrees that he will not, without the prior written consent of the Company, for a period of two years after the termination of employment, directly or indirectly disturb, entice, or in any other manner persuade, any employee or consultant of the Company to discontinue that person’s or firm’s relationship with the Company if the employee(s) and/or consultant(s) were employed by the Company at any time during the twelve (12) month period prior to the termination date.

Consultant further agrees that he will not, for a period of two (2) years following the termination of employment, contact or solicit orders, sales or business from any customer of the Company’s so as to induce or attempt to induce such customer to cease doing business with the Company.

5.           Indemnification.

(a)           Company.

The Company agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Company's representations, warranties, or agreements hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

(b)           Consultant.

The Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)           Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.           Termination and Renewal.

(a)           Term.

This Agreement shall become effective on the date first written above and terminate twenty-four (24) months thereafter, unless terminated sooner in accordance with Section 6(b), below (the “Term”). Unless otherwise agreed upon in writing by Consultant and Company, this Agreement shall not automatically renew beyond its term.

(b)           Termination.

Either party may terminate this Agreement on thirty (30) calendar days written notice without cause, or within fifteen (15) calendar days following written notice prior to such action, if the other party materially breaches any of its representations, warranties or obligations under this Agreement, and such party fails to cure such breach within such fifteen (15) days  following delivery of notice.  Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

(c)           Termination and Payment.

Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees, through the effective date of termination or expiration of this Agreement, including all Series A Preferred vested through the date of such termination or expiration, as detailed in Section 2(5), above. And upon such termination, Consultant shall provide and deliver to Company any and all outstanding Services due through the effective date of this Agreement.

7.           Remedies

Should Consultant at anytime materially breach any of terms outlined in this Agreement, Company shall have the right to seek remedies, including but not limited to: i) a temporary restraining order and permanent injunction; ii) liquidated damages; iii) cancellation of the interests underlying the stock certificates.

8.           Miscellaneous.

a)	Independent Contractor.

Consultant shall render all Services hereunder as an independent contractor and shall not hold himself out as an agent of Company. Nothing herein shall be construed to create or confer upon Consultant the right to make contracts or commitments for or on behalf of Company.

b)	Right to Hire Sub-Consultants

The Parties agree that Consultant shall be authorized to hire sub-consultants only with pre-notification and approval by the Company.

c)	Right to Incur Extraordinary Expenses

The Parties agree that Consultant shall be entitled to reimbursement for extraordinary expenses only with pre-notification and approval by the Company before the expenses are incurred.

d)	Negative Covenants

Consultant hereby covenants that at no time will he provide any service that directly or indirectly promotes or maintains a market for the Company’s securities nor act as a conduit for distributing securities to the general public.  Moreover, Consultant will not provide certain services including but not limited to: acting as a broker or dealer or arrange or effect mergers or circulate research to broaden or sustain a market price.

e)	Rights Cumulative; Waivers.

The rights of each of the parties under this Agreement are cumulative.  The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

f)	Benefit; Successors Bound.

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

g)	Entire Agreement.

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.  There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement.  Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

h)	Assignment.

Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

i)	Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

j)	Severability.

Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

k)	Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

l)	Construction.

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

m)	Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.
n)	Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either (i) United States mail, postage prepaid, or (ii) Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

If to Company:

River Hawk Aviation
Attn: Calvin Humphreys
3103 9th Avenue Drive
Hickory, North Carolina 28601

With a copy (which shall not constitute notice) to:

The Otto Law Group, PLLC
Attn: David M. Otto
601 Union Street, Suite 4500
Seattle, WA 98101

If to Consultant:

Lenny Dykstra
Attn: Lenny Dykstra
245 Park Avenue, 39th Floor
New York, NY 10167

o)	Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Nevada without reference to its conflicts of laws rules or principles.  Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

p)	Consents.

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

Unless provided otherwise within this Agreement, it is acknowledged by the Company that: (i) the Consultant has consulted his own counsel on all aspects of this Agreement; and (ii) the Company has not made any representations to the Consultant to induce it to enter into this Agreement.

q)	Survival of Provisions.

The provisions contained in paragraphs 3, 4, 5 and 8(b) of this Agreement shall survive the termination of this Agreement.

r)	Execution in Counterparts.

This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

CLIENT:

RIVER HAWK AVIATION

                                /s/ Calvin Humphreys
By: Calvin Humphreys
Its: President & CEO

CONSULTANT:

Lenny Dykstra

                                /s/ Lenny Dykstra
By: Lenny Dykstra, President